CERTIFICATE OF SECRETARY




I, David P. Goss, certify that I am Assistant Secretary of FRANKLIN ASSET ALLOCATION FUND (the "Fund").

As Assistant Secretary of the Fund, I further certify that the following resolution was adopted by a majority of Directors of the Fund present at a meeting held at 777 Mariners Island Boulevard, San Mateo, California 94404, on April 18, 2000.


      RESOLVED, that a Power of Attorney, substantially in the form of the Power of Attorney presented to this Board, appointing Harmon
      E. Burns, Deborah R. Gatzek, Mark H. Plafker, Karen L. Skidmore, Leiann Nuzum, Murray L. Simpson, Barbara J. Green and David P. Goss as attorneys-in-fact for the purpose of filing documents with the Securities and Exchange Commission, be executed by each Trustee and designated officer.


I declare under penalty of perjury that the matters set forth in this certificate are true and correct of my own knowledge.




                                          /S/ DAVID P. GOSS
Dated: APRIL 18, 2000                     David P. Goss
                                          Assistant Secretary